UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2013

HMS Holdings Corp.

(Exact Name of Registrant as Specified in Charter)

New York	0-50194	11-3656261
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5615 High Point Drive, Irving, TX 75038

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (214) 453-3000

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01 — Other Events

On June 7, 2013, IntegriGuard, LLC (doing business as HMS Federal), a wholly owned subsidiary of HMS Holdings Corp. (the “Registrant”) received notification from the Centers for Medicare and Medicaid (CMS) that CMS has determined not to affirm HMS Federal’s contract award to perform the Coordination of Benefits and Medicare Secondary Payer Business Program Operations for CMS and has issued the contract award to the incumbent vendor.  The Registrant is evaluating whether to file a bid protest with the Government Accountability Office (GAO), which must be filed by the later of (i) five days after a formal debrief by CMS or (ii) June 17, 2013.  If the Registrant files a bid protest, the GAO has up to 100 days after the bid protest is filed to issue its decision on the protest.

In September 2012, as previously disclosed, HMS Federal was awarded the Coordination of Benefits and Medicare Secondary Payer Business Program Operations contract.  The incumbent vendor filed a bid protest with the GAO in October 2012 with respect to the contract award and HMS Federal received a stop work order from CMS, pending resolution of the protest. CMS then undertook a procurement corrective action with respect to this contract award, the result of which is its decision described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 10, 2013

HMS HOLDINGS CORP.

	By:	/s/ Walter D. Hosp
Walter D. Hosp
EVP, Chief Financial Officer and Chief Administrative Officer